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                                                                    EXHIBIT 99.4

                                  THE SCHEDULE

                            FORM OF OPTION AGREEMENT





                                 GENDAQ LIMITED

                                     - AND -



                                  [           ]




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                              EMI OPTION AGREEMENT

                         GRANTING AN OPTION TO [ NAME ]

                             OVER THE OPTION SHARES

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THIS OPTION AGREEMENT is made                                               2001

BETWEEN:

(1) GENDAQ LIMITED (registered in England under number 3756817) whose registered office is at 90 Long Acre, London, WC2E 9TT. (the "COMPANY"); and

(2)  [      NAME         ] of [        ADDRESS          ] (the "OPTIONHOLDER").

WHEREAS:

A The Company has established the Gendaq Limited 2001 Enterprise Management Incentive ("EMI") Share Option Plan (the "EMI PLAN").

B Pursuant to the EMI Plan, the Company intends to grant to the Optionholder an option (the "OPTION") which complies with the provisions of Schedule 14 of the Finance Act 2000 to acquire shares in its capital subject to the terms and conditions of this Agreement.

C The Company satisfies the requirements of Part III of Schedule 14 and the Optionholder satisfies the requirements of Part IV of Schedule 14.

NOW THIS DEED WITNESSES as follows:

1    DEFINITIONS AND INTERPRETATION

1.1 In this Agreement, its Recitals and its Schedules words with capital letters which are not otherwise defined shall have the same meanings as in the EMI Plan.

1.2  In this Agreement:

     1.2.1 the headings are for the sake of convenience only and should be ignored when construing its provisions.

     1.2.2 reference to any statutory provisions are to those provisions as amended, extended or re-enacted from time to time, and shall include any regulations or other subordinate legislation made under them;

     1.2.3 where the context so admits or requires, words imparting the singular shall include the plural and visa versa and words imparting the masculine shall include the feminine; and

     1.2.4 references to clauses and to the schedules are, unless stated otherwise, references to clauses of and schedules to this Agreement.

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2    GRANT OF OPTION

2.1 The Company grants to the Optionholder an Option over [number] Shares at the Option Price [of(pound)[price] per Share] subject to and on the terms of the provisions of this Agreement and the rules of the EMI Plan (the "Option").

2.2 The rules of the EMI Plan shall apply to the Option, except as otherwise provided herein.

2.3 The Option is personal to the Optionholder and may not, nor may any rights in respect of it, be transferred or otherwise disposed of to any other person except that, on the death of the Optionholder, the Option may be transmitted to his personal representative(s).

3    RIGHTS OF EXERCISE, EXCHANGE AND LAPSE OF OPTION

3.1 The Option shall vest in accordance with Schedule I attached to this Agreement.

3.2 Subject to Rules 4.3, 4.6 and 5 of the Plan Rules, the Option shall not be exerciseable prior to Flotation.

3.3 Other than as provided in Clause 3.1 and 3.2 above, the Option shall be exercisable and shall lapse in accordance with the provisions of Rules 4 and 5 of the Plan.

3.4 The Option may be replaced by a new equivalent option in the circumstances and on the terms set out in Rules 5.7 and 5.8 of the Plan.

4    ADMINISTRATION

4.1 Any notice or other communication under or in connection with this Agreement may be given by personal delivery or by sending the same by post, in the case of a company to its registered office, and in the case of an individual to his last known address, or, where he is a director or employee of a Group Member, either to his last known address or to the address of the place of business at which he performs the whole or substantially the whole of the duties of his office or employment, and where a notice or other communication is given by first-class post, it shall be deemed to have been received 72 hours after it was put into the post properly addressed and stamped.

4.2 In the case of a partial exercise of the Option, the Grantor may require the extent to which the Option has been exercised to be endorsed on this Agreement.

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5    ALTERATIONS

5.1 Except for under Clause 5.2 and subject to 5.3, no alteration, deletion, addition or waiver of any of the provisions of the Agreement shall be effective unless made in writing specifically referring to this Agreement (and attaching a copy of the varied provision(s) to this Agreement) and duly signed by the parties to this Agreement.

5.2 The Grantor may, in its discretion, at any time make minor alterations, deletions or additions to any of the terms of this Agreement only for the purpose of taking account of any changes in legislation or obtaining or maintaining a favourable taxation, exchange control or regulatory treatment for any Group Member or the Optionholder.

5.3 For as long as the Option is to qualify as an EMI Option, no alteration, deletion or addition to the Agreement which would result in Schedule 14 no longer applying will take effect.

6    GENERAL

6.1 Any Shares acquired on the exercise of the Option shall be subject to the Company's articles of association in force from time to time, and shall be subject to Clause 9.2 of the agreement dated 28 March 2000 between the shareholders of the Company.

6.2 This Agreement shall be governed by and construed in accordance with the laws of England. The Optionholder, the Company and any other Group Member shall submit to the jurisdiction of the English courts in relation to anything arising under this Agreement.



IN WITNESS WHEREOF the parties have executed this document as their deed on the day and year first above written.

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                                   SCHEDULE I

                                 VESTING PROFILE

For the purpose of this vesting schedule, the date of commencement of vesting shall be [ ].

Shares shall vest in accordance with the following vesting schedule:

     (a) [1/4] on the first anniversary of the date of commencement of vesting;

     (b) a further [1/48] on the first day of each of the next 36 months following the date referred to in (a) above.

In the event of a Flotation prior to the third anniversary of the date of commencement of vesting, a further 6/48 of the Option shall vest on Flotation.



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                                   SCHEDULE II

                               NOTICE OF EXERCISE

The Company Secretary

Gendaq Limited
1-3 Burtonhole Lane
London
NW7 1AD


Dear Sir/Madam

I, being the holder of the option granted in the Share Option Certificate enclosed ("the Option"):


1.  Exercise the Option to acquire ............. Ordinary Shares of [ ] each in
    Gendaq Limited ("the Shares") at a price of ........... pence per Share, subject to the Memorandum and Articles of Association of the Company and to the EMI Option Agreement entered into by the Company and myself on [date of agreement] in respect of [ ] shares.

2.  Enclose a cheque for the total price of the Shares (pound)................
    in favour of "Gendaq Limited" and crossed "a/c payee";

3. Authorise and request you to enter my name in the Company's Register of Members as the holder of the Shares, subject to the Company's Memorandum and Articles of Association;

4. (NOTE: YOU MUST SETTLE ANY PAYE LIABILITY* ARISING ON EXERCISE UNDER THE METHODS DESCRIBED IN 4.1 OR 4.2 BELOW AND SHOULD DELETE AS APPROPRIATE THE SECTION YOU ARE NOT USING);

    4.1    Enclose a cheque payable to the Company for
           (pound).................... in respect of the PAYE Liability arising in connection with the exercise of my Option. In the event that my PAYE Liability is greater than the amount I have paid I authorise you to deduct any outstanding PAYE Liability in relation to the Option from my salary; AND/OR

    4.2    Authorise the Company or its duly appointed agent:

           (a) To sell such number (but no more) of the Shares registered in my name as will enable the Company (after payment of all necessary selling expenses and commissions) to recover and retain for itself from the sale proceeds an amount equal to such PAYE Liability and then account to me for any cash balance remaining, provided that the Company may sell that number of shares at such price or prices as it shall, in its absolute discretion, consider fair and reasonable; and


           (b) Generally to sign any stock transfer form or other document or documents which may be required and to do any other thing which the Company shall consider necessary or expedient for carrying out the acts hereby authorised in the same manner and as fully in all respect as I could have done personally.

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       I understand that no Shares will be issued or transferred to me until ALL of my PAYE Liability has been satisfied in full.


5. Request you to send a share certificate in respect of the Shares (less any sold pursuant to the authority given in 4.2 above) and, if appropriate, a balance option certificate) to me at the address given below.





SIGNED

BY:



_________________________ FULL NAME(S) (CAPITALS)

_________________________ ADDRESS

_________________________

_________________________ SIGNED

_________________________ DATE





* You should consult with the Company as to whether any PAYE Liability is anticipated.

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EXECUTED as a DEED by  )
Gendaq Limited  )
acting by              )

                                          ................................
                                          Director


                                          ................................
                                          Director/Secretary





EXECUTED as a DEED by  )
[optionholder] in the  )
presence of:           )



Witness Signature

Witness Address



Witness Occupation



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